Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Preliminary Pricing Supplement No. 33 - Dated Tuesday, May 29, 2012 (To: Prospectus Dated May 10, 2012)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BBK2		$100.000%	1.250%	$	Fixed	2.000%	Monthly	30/360	06/15/2017	07/15/2012	$2.11	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

	Trade Date: Monday, June 4, 2012 @ 12:00 PM ET	Westpac Banking Corporation

	Settle Date: Thursday, June 7, 2012	Prospectus dated May 10, 2012

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation

Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup, Deutsche Bank Securities,

Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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